Exhibit 4.5

BCD SEMICONDUCTOR MANUFACTURING LIMITED

AMENDMENT NO. 1 TO THE

FIRST AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amendment No. 1 (the “Amendment”) to the First Amended and Restated Investors’ Rights Agreement is made as of November 29, 2007 (the “Effective Date”), by and among BCD Semiconductor Manufacturing Limited, a Cayman Islands exempted limited liability company (the “Company”), members of the Company, including the holders of the Company’s Series A Preference Shares (the “Series A Holders”), the holders of the Company’s Series B Preference Shares (the “Series B Holders”) and the holders of the Company’s Series C Preference Shares (the “Series C Holders”) as set forth on Exhibit A hereto (the Series A Holders, Series B Holders and Series C Holders are collectively referred to as the “Holders” or “Investors”, and each individually referred to as a “Holder” or an “Investor”) and the Founders named herein. Capitalized terms used but not defined in this Amendment shall have the meanings assigned to such terms in the Agreement.

R E C I T A L S

A. WHEREAS, in connection with the Series C Preference Shares financing of the Company, the Company, Holders and Founders have entered into the First Amended and Restated Investors’ Rights Agreement dated September 29, 2005 (the “Agreement”);

B. WHEREAS, Section 6.2(a) of the Agreement provides that “with the written consent of the Company and the Holders holding more than a majority of the then outstanding Registrable Securities (not including the Founders Shares), the obligations of the Company and the rights of the Investors under this Agreement may be amended and any of its terms may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) and any amendments or waivers so approved shall be binding as to all parties, provided, however, that any amendment, waiver, discharge or termination of any provision under Sections 2.2 and 2.6 hereof which would materially and adversely affect the express rights of the holders of the Founders Shares in relation to the rights of holders of other Registrable Securities hereunder shall not be effective unless approved by the holders of a majority of the Founders Shares. Without limiting the foregoing and for the avoidance of doubt, it is expressly agreed that any such amendment or waiver affecting the express rights of holders of Founders Shares which eliminates, restricts or otherwise modifies piggyback registration rights equally for all holders of Registrable Securities shall not be deemed to require the separate consent of holders of a majority of the Founders Shares;” and

C. WHEREAS, in connection with the anticipated public offering of the Company’s Ordinary Shares, in the form of American Depositary Shares (the “IPO”), the Company, Holders and Founders wish to amend the Agreement to eliminate the piggyback registration rights applicable in the IPO, held by any holders of Registrable Securities.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the undersigned Holders and Founders hereby agree as follows:

1. Amendment to Section 2.6(a). Section 2.6(a) of the Agreement is hereby amended to read in its entirety as follows:

(a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, or (iii) a registration that is for the IPO of the Company in the relevant jurisdiction, it shall:

(i) give to each Holder written notice within ten (10) business days thereof; and

(ii)(subject to the limitations set forth in Section 2.6(b)(i) below), include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within ten (10) business days after receipt of such written notice from the Company, by any Holder.

2. Miscellaneous.

(a) Except as set forth above, the Agreement shall remain in full force and effect without change.

(b) This Amendment may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

(c) This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed within California, without regard to principles of conflicts of law.

(d) This Amendment and the Agreement, and the documents referred to herein and therein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

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2

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the First Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY

BCD SEMICONDUCTOR MANUFACTURING LIMITED

By:
Name:	Tung-Yi Chan
Title:	Chief Executive Officer

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE

FIRST AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the First Amended and Restated Investors’ Rights Agreement as of the date first written above.

THE FOUNDERS

JOSEPH Y. LIU

CHIEH CHANG

HERBERT CHANG

FRED WONG

JIWEI SUN

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE

FIRST AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the First Amended and Restated Investors’ Rights Agreement as of the date first written above.

HOLDERS:

By:

Name:

Title:

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE

FIRST AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

EXHIBIT A

Series A Holders

We Sure Inc. 7F, #92-2 Sung Kao Road Hsin Yi Dist., Taipei Taiwan

Core Asia Capital Limited 6F, #7, Alley 43, Lane 311 E. Ho Ping Road Sec. 2, Taipei Taiwan

Joseph Y. Liu 40743 Rainwater Ct. Fremont, CA 94539

Mintong International Ltd. 7F, #92-2 Sung Kao Road Hsin Yi Dist., Taipei Taiwan

Max KC Fang 7F, #11, Lane 188, Chun Kin Road, Taipei Taiwan

Shen-Gang Mai 7F, #92-2 Sung Kao Road Hsin Yi Dist., Taipei Taiwan

Ping-Chun Su 7F, #92-2 Sung Kao Road Hsin Yi Dist., Taipei Taiwan

Chih Heng Pan 7F, #92-2 Sung Kao Road Hsin Yi Dist., Taipei Taiwan

Series A Holders

Ming Shieh Li 7F, #92-2 Sung Kao Road Hsin Yi Dist., Taipei Taiwan

Shirley Chen 12333 Crayside Lane Saratoga, CA 95070

Norman T. H. Liu 2823 Rio Ciaro Dr. Hacienda Heights, CA 91745

Ariene Chou 685 Montana Vista Fremont, CA 94539

Che-Fu Chen 3F, #65, Lane 8, Jung-Tsung Road Tsao-Ying Dist., Kaohsiung, Taiwan

Chiu-Hua Chang 3F, #4, Alley 21, Lane 650 Sung Shan Road Taipei, Taiwan

David G. Tunick 2847 Scotts Valley Drive Henderson, NV 89052

James V. Chai Revocable Trust 1343 Carter Crest Rd. Edmonton, AB. T6R 2L6 Canada

Min-Ji Lein 4704 Hollowcrest Ct. Dallas, TX 75287

Series A Holders

Midas Technology, Inc. 7F, #92-2 Sung Kao Road Hsin Yi Dist., Taipei Taiwan

Raymond B. Sia P.O. Box 6146 Bellevue, WA 98008

Teddy Tam 1162 Cherry Avenue San Bruno, CA 94066

Yen Shu 7F, #92-2, Sung Kao Road Hsin Yi Dist., Taipei Taiwan

Gwo-Fen Chang 7F, #92-2, Sung Kao Road Hsin Yi Dist., Taipei Taiwan

Lei Wang 1189 Mountain Quail Circle San Jose, CA 95120

Cheow Fatt Yeo 1156 Corvallis Ct. San Jose, CA 95120

Yi Ling Lin 12F, 13, Jen-Al Road Sec. 2 Taipei Taiwan

Yasujuki Yoshizawa 572-7 Kamitsuruma Sagamihara-shi 228-0802 Kanagawa Japan

Series A Holders

Abraham Chen 12333 Crayside Lane Saratoga, CA 95070

Li-Chi Cheng 3F, #10, Lane 135 Wen-Hwa Road Yun-Ho, Taipei Taiwan

Lin Hsiu Hui Chiang 20754 St. Joan Ct. Saratoga, CA 95070

Judi Ding Room 1001, Building 45 No. 1285 Shing Zhong Road (W) Shanghai, China

Hsiao-Ying Lee 11F, #195, Section 2 Hueng-Ho West Road Yun-Ho, Taipei Taiwan

Hui-Chu Ni Room 202, Building 4, No. 6 Tianlin New Residence Shanghai, China

Fenglian Wu Room 202, Building 4, No. 6 Tianlin New Residence Shanghai, China

Jen-Yeong Yu 9F, 14, #88 Lane, Section 2 Pao Fu Road Yung Ho, Taipei Taiwan

Series A Holders

Instilink Co., Ltd. 7F, #420 Fusing N. Road Taipei, Taiwan

Series B Holders

IP Fund One, L.P. The Offices of Maples and Calder Ugland House P.O. Box 309 George Town Grand Cayman Cayman Islands British West Indies

JAFCO Asia Technology Fund c/o JAFCO Investment (Asia Pacific) Limited 6 Battery Road #42-01 Singapore 049909

Mobiletron Electronics Co., Ltd. [To come]

Dynamic Capital Corp. Room 706, 7F, No. 205, sec. 1 Tun Hwa S. Road Taipei, Taiwan

UOB Hermes Asia Technology Fund c/o UOB Venture Management Pte Ltd. Of 80 Raffles Place #30-20 UOB Plaza 2 Singapore 048624

Intel Capital Corporation c/o 32F, Two Pacific Place 88 Queensway Central, Hong Kong

Series B Holders

C Squared Investment Inc. 3F, no. 13, Sec. 2 Chi Nan Road Taipei, Taiwan

Somjai Chuangcharoendee 36/36M, Villa Royal Budtamonton, Sai 2, Bangpai Paseecharoen Bankok Thailand 10160

Chang Yong Chen No. 402 Chin Nien First Road Kaohsiung, Taiwan

Yu-I (Wayne) Tseng 8F, No. 50, Lane 10, Kee Hu Road Nei Hu, Taipei Taiwan

Chih Hui Tsai No. 18, Lane 126, Lungshan 1st Street Da Ya Shiang, Taichung Hsien Taiwan 42846

Ane Vile Mu Venture Limited Room 1003-1005 Allied Kajima Building 138 Gloucester Rd. Wan Chai, Hong Kong

Su Wan Chien No. 13, Lane 494 Jung Shan North Road Daya Shiang Taichung Hsien Taiwan 42860

Lin Wei Tsai Chien 39, Sec. 3, Chung Ching Road Ta Ya, Taichung Hsien Taiwan 428

Series B Holders

Wen Chen Tsai 39, Sec., 3 Chung Ching Road Ta Ya Taichung Hsien Taiwan 428

Chen Ku Wei No. 310 Fushing Road Nantou City Nantou Taiwan 54045

Chen Tu Wei No. 23, Alley 1, Lane 137, Wenhua Road Nantou City Nantou, Taiwan 54043

Yu Sheng Wang 10F1-5, No. 559 Yungchuendung 1st Road Nantuen Chiu, Taichung Taiwan 40877

Jo Hao Chiao No. 8, Lane 292, Shaluen Road Tianjung Jen Changhua, Taiwan 52042

Kuei Hsia Chang Chou No. 51, Lane 80, Yishu North Street Lungjing Shiang Taichung Tsien Taiwan 43443

Hao Jan Lu 10F, No. 17-9, Jinjiung Street Taichung, Taiwan 40455

Chih Pen Chang No. 51, Lane 80, Yishu North Street Lungjing Shiang Taichung Hsien Taiwan 43443

Series C Holders

New Enterprise Associates 11, Limited Partnership 1119 St. Paul Street Baltimore, MD 21202

NEA Ventures 2004, Limited Partnership 1119 St. Paul Street Baltimore, MD 21202

Granite Global Ventures (Q.P.) L.P. 2494 Sand Hill Road, Suite 201 Menlo Park, CA 94025

Granite Global Ventures L.P. 2494 Sand Hill Road, Suite 201 Menlo Park, CA 94025

Venrock Entrepreneurs Fund IV, L.P. 2494 Sand Hill Road, Suite 200 Menlo Park, CA 94025

Venrock Associates IV, L.P. 2494 Sand Hill Road, Suite 200 Menlo Park, CA 94025

Venrock Partners, L.P. 2494 Sand Hill Road, Suite 200 Menlo Park, CA 94025

Manitou Ventures I, L.P. 460 Bush Street, 2nd Floor San Francisco, CA 94108

Series C Holders

Pinnacle Equity Investment Inc. 58 Belmont Road Singapore 269890

Matthew Ocko P.O. Box 6146 Bellevue, WA 98008

John T. Olds 250 Steiner Street San Francisco, CA 94133

UOB Hermes Asia Technology Fund c/o UOB Venture Management Pte Ltd. Of 80 Raffles Place #30-20 UOB Plaza 2 Singapore 048624

Midas Technology Inc. 7F, #92-2 Sung Kao Road Hsin Yi Dist., Taipei Taiwan

C Squared Investment Inc. 3F, No. 13, Sec. 2 Chi Nan Road Taipei, Taiwan

C Squared Venture Capital Inc. 3F, No. 13, Sec. 2 Chi Nan Road Taipei, Taiwan

C Squared Investment Corp. 3F, No. 13, Sec. 2 Chi Nan Road Taipei, Taiwan

Series C Holders

Mintong International Ltd. 7F, #92-2 Sung Kao Road Hsin Yi Dist., Taipei Taiwan

JAFCO Asia Technology Fund c/o JAFCO Investment (Asia Pacific) Ltd. 6 Battery Road #42-01 Singapore 049909

We Sure Inc. 7F, #92-2 Sung Kao Road Hsin Yi Dist., Taipei Taiwan

IP Fund One, L.P. The Offices of Maples and Calder Ugland House P.O. Box 309 George Town Grand Cayman Cayman Islands British West Indies

Intel Capital Corporation c/o 32F, Two Pacific Place 88 Queensway Central, Hong Kong

Dynamic Capital Corp. Room 706, 7F, No. 205, Sec. 1 Tun Hwa S. Road Taipei, Taiwan

Mustek Systems Inc. No. 25, R&D Road II Science-Based Industrial Park Hsin Chu, Taiwan

Series C Holders

Redpoint Ventures II, LP 3000 Sand Hill Road Bldg. 2, Suite 290 Menlo Park, CA 94025

Redpoint Associates II, LLC 3000 Sand Hill Road Bldg. 2, Suite 290 Menlo Park, CA 94025

Chien-Cheng Chang 375 Pepper Avenue Hillsborough, CA 94010

Chiu-Hua Cheng 3F, #4, Alley 21, Lane 650 Sung Shan Road Taipei, Taiwan

Liang Dong Chu 21861 Granada Ave. Cupertino, CA 95014

Che-Fu Chen 3F, #65, Lane 8, Jung-Tsung Road Tsao-Ying Dist., Kaohsiung, Taiwan

Wen-Tsung Cheng No. 25, R&D Road II Science-Based Industrial Park Hsin Chu, Taiwan

Tsu-Chieh Cheng 7F, No.226, Section 7, Chung-Shan North Road Taipei, Taiwan

Ariene Chou 685 Montana Vista Fremont, CA 94539

Series C Holders

Max KC Fang 7F, #11, Lane 188, Chun Kin Road, Taipei Taiwan

Yvonne Huang 235 Millcreek Lane Naperville, IL 60540

Yi Ling Lin 12F, 13, Jen-Al Road Sec. 2 Taipei Taiwan

Norman T. H. Liu 2823 Rio Ciaro Dr. Hacienda Heights, CA 91745

Chih Heng Pan 7F, #92-2 Sung Kao Road Hsin Yi Dist., Taipei Taiwan

Raymond B. Sia P.O. Box 6146 Bellevue, WA 98008

Ping-Chun Su 7F, #92-2 Sung Kao Road Hsin Yi Dist., Taipei Taiwan

Ronald D. Verdoorn 18850 Bellavina Saratoga, CA 95070

Yu-Ching Wang 4F-1 No. 282, Lecyun II Rd Jhongshan District Taipei City 104, Taiwan

Series C Holders

Redpine Finance Holdings, Inc. 2400 Geng Rd., Suite 200 Mail Sort NC 712 Palo Alto, CA 94303